Exhibit 16.1

February 27, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re: ABV CONSULTING, INC

Ladies and Gentlemen:

We have read the statements under item 4.01 in the Form 8-K dated February 23, 2015, of ABV CONSULTING, INC. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm. We have no basis to, and therefore, do not agree or disagree with the other statements made by the Company in the Form 8-K.

Respectfully submitted,

/s/M & K CPAS, PLLC

Houston, Texas

February 27, 2015